                                                                    Exhibit 99.1


                                August 13, 2002


Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

        The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the "Report) accompanying this letter.

        Gideon Ben-Efraim, the Chief Executive Officer, and Sanjay K. Khare, the Chief Financial Officer, of Netro Corporation, each certifies that, based upon a review of the Report, and as of the end of the period covered by the Report:

        1. such Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Netro Corporation.


                                              /s/ Gideon Ben-Efraim
                                              -------------------------------
                                              Gideon Ben-Efraim
                                              Chief Executive Officer



                                              /s/ Sanjay K. Khare
                                              --------------------------------
                                              Sanjay K. Khare
                                              Chief Financial Officer